Exhibit 10.39

AGREEMENT AND PLAN OF REORGANIZATION

By and Between

HOMEBANC CORP.

and

HBMC HOLDINGS, LLC

Dated as of

June 14, 2004

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is made and entered into as of June 14, 2004 by and between HomeBanc Corp. (“HomeBanc”), a Georgia corporation, and HBMC Holdings, LLC (“HBMC”), a Delaware limited liability company. HBMC and HomeBanc are sometimes referred to herein each as a “Party” and collectively as the “Parties”.

WHEREAS, HBMC is the sole shareholder of Abetterwayhome Corp., a Delaware corporation (“Abetterwayhome”);

WHEREAS, HBMC desires to transfer all of the outstanding shares of Abetterwayhome capital stock owned by HBMC to HomeBanc in exchange for 6,751,107 shares of HomeBanc common stock;

WHEREAS, HomeBanc desires to issue 6,751,107 shares of HomeBanc $.01 par value common stock (“HomeBanc Shares”) to HBMC in exchange for all of the outstanding shares of Abetterwayhome $.01 par value common stock (“Abetterwayhome Shares”) owned by HBMC;

WHEREAS, the Parties intend for the transactions described herein to qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the Board of Directors of HomeBanc and the Board of Managers of HBMC have determined that the transactions described herein are in the best interests of both HomeBanc and HBMC and their respective shareholders;

NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1

SHARE EXCHANGE

1.1 Terms of the Share Exchange.

(a) Upon the terms and subject to the conditions of this Agreement, HBMC does hereby transfer, assign and deliver to HomeBanc, as of the Effective Time, and HomeBanc does hereby accept from HBMC, 1,000 Abetterwayhome Shares, which constitutes all of the issued and outstanding capital stock of Abetterwayhome in exchange for the issuance and delivery to HBMC of a certificate for 6,751,107 HomeBanc Shares (the “Share Exchange”).

(b) HBMC, as of the Effective Time, hereby conveys to HomeBanc good, valid and marketable title to the Abetterwayhome Shares free and clear of any and all liens, encumbrances, liabilities, obligations, restrictions (other than applicable securities laws restrictions) or rights of others of any character whatsoever. On the date specified in Section 1.2 below, HBMC shall deliver to HomeBanc certificates evidencing the Abetterwayhome Shares registered in the name of HBMC, duly endorsed to HomeBanc on the reverse thereof or accompanied by a duly executed stock power.

(c) HomeBanc, as of the Effective time, does hereby convey to HBMC good, valid and marketable title to the HomeBanc Shares free and clear of any and all liens, encumbrances, liabilities, obligations, restrictions (other than applicable securities laws restrictions) or rights of others of any character whatsoever. On the date specified in Section 1.2 below, HomeBanc shall deliver to HBMC a stock certificate evidencing the HomeBanc Shares registered in the name of HBMC.

1.2 Effective Time; Time and Place of Closing.

(a) The Share Exchange shall become effective at 11:59 P.M. (EST) on the day specified by the Parties and otherwise at 11:59 P.M. Eastern Time on the day immediately preceding the day HomeBanc’s initial public offering is priced (the “Effective Time”). The delivery of certificates contemplated by this Agreement will take place on the day immediately following the Effective Time at HomeBanc’s principal offices in Atlanta, Georgia or other location as may be mutually agreed upon by the Parties.

1.3 Charters, Other Governing Documents and Directors and Officers.

(a) The charters and other governing documents of each of HomeBanc, HBMC and Abetterwayhome in effect immediately prior to the Effective Time are not amended hereby and shall remain in effect after the Effective Time until duly amended or repealed.

(b) The officers and directors of HomeBanc, HBMC and Abetterwayhome in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall continue to serve as the directors and officers of such entities from and after the Effective Time.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF HBMC

HBMC hereby represents and warrants to HomeBanc as follows:

2.1 Organization, Standing, and Power.

(a) HBMC is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the LLC power and authority to carry on its business as now conducted and to own, lease and operate its assets.

(b) Abetterwayhome is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets.

Abetterwayhome is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed.

2.2 Authority of HBMC; No Breach By Agreement.

(a) HBMC has the LLC power and authority necessary to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Share Exchange, have been duly and validly authorized by all necessary LLC action in respect thereof on the part of HBMC. This Agreement represents a legal, valid, and binding obligation of HBMC, enforceable against HBMC in accordance with its terms.

(b) Neither the execution and delivery of this Agreement by HBMC, nor the consummation by HBMC of the transactions contemplated hereby, will (i) conflict with or result in a breach of any provision of HBMC’s Certificate of Formation or Amended and Restated Limited Liability Company Agreement or the Certificate of Incorporation or Bylaws of Abetterwayhome or (ii) constitute or result in a default under, or require any consent pursuant to, any law, rule, regulation or order applicable to HBMC or Abetterwayhome or any of their respective material assets.

2.3 Capital Stock.

HBMC is the record and beneficial owner of all right, title and interest (legal and beneficial) in and to all issued and outstanding Abetterwayhome Shares, free and clear of all liens and encumbrances, except for restrictions on resale pursuant to applicable state and federal securities laws. Upon the Effective Time, good, valid and marketable title to all issued and outstanding Abetterwayhome Shares, free and clear of all liens, encumbrances, equities or claims, will be transferred to and held by HomeBanc.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF HOMEBANC

HomeBanc hereby represents and warrants to HBMC as follows:

3.1 Organization, Standing, and Power.

HomeBanc is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets. HomeBanc is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed.

3.2 Authority of HomeBanc; No Breach By Agreement.

(a) HomeBanc has the corporate power and authority necessary to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Share Exchange, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of HomeBanc. This Agreement represents a legal, valid, and binding obligation of HomeBanc enforceable against HomeBanc in accordance with its terms.

(b) Neither the execution and delivery of this Agreement by HomeBanc, nor the consummation by HomeBanc of the transactions contemplated hereby, will (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of HomeBanc or (ii) constitute or result in a default under, or require any consent pursuant to, any law, rule, regulation or order applicable to HomeBanc or any of its material assets.

ARTICLE 4

UNITED STATES INCOME TAX TREATMENT

4.1 United States Income Tax Treatment.

For all United States income tax purposes, the Parties intend for the Share Exchange to qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Code. The Parties shall report the Share Exchange for all United States income tax purposes consistent therewith, and shall not take any position inconsistent with this Section 4.1 in the course of any tax audit, tax review or tax litigation matter relating hereto.

ARTICLE 5

TERMINATION

5.1 Termination.

Notwithstanding any other provision of this Agreement, this Agreement may be terminated and the Share Exchange abandoned at any time prior to the Effective Time: (a) by the mutual written agreement of HBMC and HomeBanc; or (b) by either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) if the other Party is in material breach of a representation, warranty or covenant contained herein that cannot be cured prior to the Effective Time. In the event of the termination and abandonment of this Agreement pursuant to this Section 5.1, this Agreement shall become void in its entirety and have no effect and neither party shall have any liability to any other Party hereunder.

ARTICLE 6

MISCELLANEOUS

6.1 Entire Agreement.

This Agreement constitutes the entire agreement between the Parties with respect to the Share Exchange and the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any person or entity, whether as third party beneficiaries or otherwise, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

6.2 Amendments and Waivers.

(a) To the extent permitted by applicable law, this Agreement may be amended by a subsequent writing signed by each of the Parties. Prior to or at the Effective Time, each Party (which may act through its chief executive officer or other authorized officer except with respect to modifying Section 1.1) shall have the right to amend this Agreement or to waive any provision hereof and any default or breach in the performance of any term or condition of this Agreement by the other Party. No waiver in one or more instances shall be deemed to be or construed as a waiver of any other condition or of the breach of any other term of this Agreement or a waiver for any period, except as expressly stated in such waiver.

6.3 Assignment.

Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

6.4 Governing Law.

Regardless of any conflict of law or choice of law principles that might otherwise apply, the Parties agree that this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Delaware.

6.5 Payment of Expenses.

Each Party will pay its own expenses, if any, incurred in connection with the Share Exchange.

6.6 Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

6.7 Captions; Articles and Sections.

The captions, headings and section references contained in this Agreement are for convenience of reference only and are not to be considered in interpreting the provisions of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

6.8 Severability.

Any term or provision of this Agreement which is invalid or unenforceable, shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable this Agreement or any of its remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement.

[ Signatures on following page ]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

HOMEBANC CORP.

By:	/s/ Steven R. McClellan
Name: Steven R. McClellan Title: Chief Financial Officer

HBMC HOLDINGS, LLC

By:	/s/ Steven R. McClellan
Name: Steven R. McClellan Title: Chief Financial Officer